UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 15, 2015

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. Costs Associated with Exit or Disposal Activities.

On April 15, 2015, Whirlpool Corporation (the “Company”) committed to an industrial plan for Italy to integrate its legacy Italian operations with those of Indesit Company S.p.A., in which the Company acquired a majority stake in October 2014 and fully acquired in December 2014. These actions are expected to result in the closure of a manufacturing facility in Carinaro and research and development facility in None; the integration of a manufacturing facility in Albacina into a manufacturing facility in Melano; and certain other headcount reductions in manufacturing facilities in Fabriano, Comunanza and Naples. The Company currently expects that approximately 1,350 full-time positions, most of which were deemed redundant by Indesit prior to the acquisition, will be impacted by these actions. The Company expects these actions to be substantially complete in 2018.

The Company estimates that it will incur up to approximately €95 million ($101 million) in employee-related costs, approximately €25 million ($27 million) in asset impairment costs, and approximately €15 million ($16 million) in other associated costs in connection with these actions.

The Company estimates that it will incur a total of approximately €135 million ($144 million) in costs (as itemized above) through 2018 in connection with these actions.

The Company estimates that approximately €110 million ($118 million) of the estimated €135 million total cost will result in future cash expenditures.

The Company has previously reported anticipated restructuring charges of up to $300 million for fiscal year 2015. The actions outlined above are expected to fall within these anticipated charges.

ADDITIONAL INFORMATION

All currency translations are based on the closing rate as of April 15, 2015.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this current report relating to the industrial plan for Italy and the anticipated actions, charges and benefits pursuant to such plan constitute “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current expectations regarding future events and speak only as of the date of this current report. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur. Actual performance may differ materially from that expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the risk that the Company will not be able to implement the industrial plan in whole or in part and that expected synergies will not be realized. In addition to these risks, reference should also be made to the factors discussed under “Risk Factors” in Whirlpool Corporation’s periodic filings with the Securities and Exchange Commission. Although the forward-looking statements contained in this current report are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this current report and, except as expressly required by applicable law, Whirlpool Corporation assumes no obligation to update or revise them to reflect new events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

April 21, 2015	By:	/s/ LARRY M. VENTURELLI

		Name:	Larry M. Venturelli
		Title:	Executive Vice President and Chief Financial Officer